UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	PRKR	OTCQB
Common Stock Rights		OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On April 29, 2020, the Company entered into securities purchase agreements (the “Purchase Agreements”) with the accredited investors identified on Exhibit 10.3 hereof (the “Investors”) for the sale of an aggregate of 1,428,577 shares (“Shares”) of the Company’s common stock, par value $0.01 per share, at a price of $0.35 per share for aggregate proceeds of $500,000.  The Purchase Agreements also provide the Investors with a contingent payment right whereby the Company will pay each Investor an allocated portion of the Company’s net proceeds from its patent claims, after taking into account fees and expenses payable to law firms representing the Company and amounts payable to the Company’s litigation financer. The Investor’s allocated portion of such net proceeds will be determined by multiplying (i) the net proceeds recovered by the Company up to $10 million by (ii) the quotient of such Investor’s subscription amount divided by $10 million, up to an amount equal to each Investor’s subscription amount (“Contingent Payment”).  The Purchase Agreements also contain customary representations and warranties of the Investors.  The proceeds from the sale of the Shares will be used to fund the Company’s operations, including litigation expenses.

The Company also entered into registration rights agreements (the “Registration Rights Agreement”) with the Investors pursuant to which the Company will register the Shares.  The Company has committed to file the registration statement by the 60th calendar day following the closing date and to cause the registration statement to become effective by the 120th calendar day following the closing date. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events including failure by the Company to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription upon the occurrence of the event, and monthly thereafter, up to a maximum of 6%.

The Shares were offered and sold to the Investors on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as part of Exhibits 10.1 through 10.2 hereto and are incorporated herein by reference.

Amendment to Prior Purchase Agreements

On May 1, 2020, the Company entered into an amendment to the securities purchase agreements dated March 5, 2020 and March 13, 2020 (the “March 2020 Transaction”) in order to add a Contingent Payment right for the investors in the March 2020 Transaction in an amount equal to the aggregate subscription amount of $900,000.   The foregoing summary of the amendment is qualified in its entirety be reference to the full text of the agreement which is attached as part of Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 that pertain to the contingent rights are incorporated herein by reference to the extent required.

Item 3.02.Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 are incorporated herein by reference to the extent required.

Item 8.01.Other Events.

On April 29, 2020, the district court in the Middle District of Florida (Orlando division) issued its claim construction order in the Company’s patent infringement action against Qualcomm Incorporated (“Qualcomm”) and HTC Corporation (the “Orlando Case”).  The court adopted the Company’s proposed claim construction for seven of the ten disputed terms and adopted modified versions of the Company’s proposed claim construction for the remaining three terms.

On April 30, 2020, the district court in the Middle District of Florida (Jacksonville division) issued an order staying the Company’s patent infringement action against Qualcomm and Apple, Inc (“Apple”).  The stay was issued in response to a joint motion filed by the Company and Apple requesting a stay of this case until such time that final resolution is reached in the Orlando Case in order to conserve resources for the Court and the parties to the litigation.  The Court ordered the parties to file a joint notice as to the status of the Orlando Case every 90 days, beginning October 30, 2020.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement between ParkerVision and accredited investors dated April 29, 2020.
10.2	Form of Registration Rights Agreement between ParkerVision and accredited investors dated April 29, 2020.
10.3	List of accredited investors.
10.4	Form of amendment to the Securities Purchase Agreements between ParkerVision and accredited investors dated May 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2020
PARKERVISION, INC.

By /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer